LEASE AGREEMENT

STATE OF FLORIDA               )

COUNTY OF HILLSBOROUGH         )


           THIS LEASE AGREEMENT, made and entered into as of this the ________ day of _____________, 1998, between Connecticut General Life Insurance Company, on behalf of its Separate Account R, hereinafter referred to as "Lessor", and Neogen Corporation, hereinafter referred to as "Lessee," without regard to number or gender.

                             W I T N E S S E T H

1. PREMISES. In consideration of the rents herein provided, and the terms, provisions and covenants hereof, Lessor hereby leases, lets, and demises to Lessee the following described Premises (sometimes referred to in this Lease, interchangeably as "Premises" or "Net Rentable Area", and more particularly described in Exhibit "A" attached hereto) situated in Suite "G", 5910 Breckenridge Center Parkway, Tampa, Florida, 33610, sometimes referred to as "the Building" or "the Property". Net Rentable Area is determined by measuring from the exterior surface of outside building walls, and from the center of interior tenant dividing walls, and shall include all area within those walls. The number of square feet of Net Rentable Area comprising the Premises shall be 5,237, unless enlarged or reduced by written amendment or addendum hereto.

2. TERM. TO HAVE AND TO HOLD, the aforedescribed Premises for a term of thirty-six (36) months, commencing on the first (1st) day of October, 1998, and ending at midnight on the thirtieth (30th) day of September, 2001. The date specified above for the commencement of the term, or if Lessor cannot deliver possession, the date on which the Premises are first available for occupancy by the Lessee is hereinafter referred to as the "Commencement Date" (Commencement Date). By occupying the Premises, Lessee shall be deemed to have accepted the same as suitable for the purpose herein intended, and to have acknowledged that the same complies fully with Lessor's covenants and obligations. Within ten (10) days after request of Lessor, Lessee agrees to give Lessor a letter certifying that the Lessee has accepted delivery of the Premises and, that the condition of the Premises complies with Lessor's covenants and obligations hereunder.

3. RENT. Lessee covenants and agrees that it will pay to Lessor for the use of the Premises, Base Rent as follows:

           (a) Base Rent. In consideration for this Lease and subject to the adjustments hereinafter specified in this Lease, as rental for the Premises, the Lessee hereby agrees to pay to the Lessor, without deduction, set-off, prior notice or demand, the rental sums set forth below during the term of this Lease (hereinafter referred to


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

           as "Base Rent") plus applicable state of Florida sales tax. Said rental shall be payable in advance in monthly installments as set forth below commencing on the dates as set forth below. All rental installments to be paid by Lessee as herein provided shall be paid to CGLIC/SAR Breckenridge Park at the following address until notice to the contrary is given by Lessor:

                     Breckenridge Park Building #2
                     c/o Crocker Realty Trust
                     433 Plaza Real, Suite 335
                     Boca Raton, FL 3343

           The first such monthly installment shall be due and payable at the time of the execution of this Lease. If the beginning date of this Lease commences on any day of the month other than on the first day, the monthly Base Rent for the unexpired portion of said month shall be prorated and paid on a per diem basis, and the Lessor shall credit the difference, if any, toward the payment of the rent for the next calendar month.

                  Period        Rate/Sq. Ft.   Monthly Payment   Period Total
                  ------        ------------   ---------------   ------------
           10/01/98 - 09/30/99     $6.00          $2,618.50       $31,422.00
           10/01/99 - 09/30/00     $6.24          $2,723.24       $32,678.88
           10/01/00 - 09/30/01     $6.49          $2,832.34       $33,988.08

           (b) Additional Rents. Operating Expenses. In addition to the base rent set forth above, Lessee further agrees to pay as Additional Rental Lessee's pro rata share of all Operating Expenses of the Building, it being understood that the base rent payable by Lessee to Lessor is the absolute net rent to be received by Lessor and there shall be no charges or impositions against said rent. Lessor may, within nine (9) months following the close of any calendar year for which additional rental is due under this Paragraph, invoice Lessee for its pro rata share of operating expenses. The invoice shall include in reasonable detail the computations of the additional rental, and Lessee agrees to make payment of the additional rental to Lessor within thirty (30) days following receipt of the invoice. In addition to Lessor's right to invoice Lessee for actual operating expenses, if any, at the end of each calendar year, Lessor shall have the right but not the obligation, at any time during the term of this Lease, to estimate operating expenses for the coming calendar year (or remaining part thereof) and invoice Lessee for its pro rata share of such estimated operating expenses. Lessee shall pay monthly, concurrent with each Base Rent payment due hereunder, an amount equal to one-twelfth (1/12) the estimated annual operating expenses, such payment being considered "Additional Rent". In the event of an overpayment or underpayment by Lessee, each party hereby agrees to an appropriate adjustment to be paid or credited, as the case may be, as determined by the accounting of actual operating expenses as provided herein, to the Additional Rent payment next becoming due from Lessee. Such adjustment shall be made within thirty (30) days after Lessor has finally determined


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

           the actual operating expenses for the calendar year and notified Lessee of the payment (or credit) which is due. Appropriate proration shall be made for partial periods. Lessee shall have the right, at any time within sixty (60) days from receipt of Lessor's notice of the actual Additional Rent due hereunder, and at Lessee's own expense and at a reasonable time, to inspect Lessor's books at the Lessor or its agent's place of business, relevant to the Additional Rent due under this Paragraph, or at Lessor's option, Lessor shall provide to Lessee a statement of operating expenses in reasonable detail. In the event that Lessee shall dispute the Additional Rent due hereunder (including election by Lessee to inspect Lessor's books, as provided for above), Lessee shall nonetheless be required to pay the Additional Rent so invoiced to Lessee as and when required herein pending resolution of such dispute. Lessee's obligation to pay this rent shall survive the termination of the Lease.

                     For the purposes of this Lease, the term "Operating Expenses" shall mean any and all costs and expenses paid, incurred, or accrued by Lessor, or its agents, for any calendar year or portion of a calendar year, in connection with the operation, management, servicing, maintenance, and repair of all Common Areas and of the Building of which the Premises are a part, as determined and stated in accordance with generally accepted accounting principles; and, further, shall include all insurance premiums Lessor is required to pay hereunder, sewer and water charges, and real property taxes and installments of special assessments, but shall exclude: provisions for depreciation; interest on indebtedness, leasing commissions, and income taxes; dividends; and other expenses which do not relate to the operation of the Building.

                     The term "Common Areas", as used in this Lease, shall mean the portions of the Property provided and maintained by Lessor for the common use and benefit of Lessor and occupants of the Property, generally, and the employees, invitees, and licensees of Lessor and such occupants. Lessee's proportionate share of Lessor's expenses described above shall be determined by multiplying the amount of such operating and maintenance costs by a factor, the numerator of which shall be the Net Rentable Area of the Premises (as stated in Section 1 of this Lease) and the denominator of which shall be the Net Rentable Area of the Building of which the Premises are a part. For the purposes of this Lease, this factor shall be .10.

           (c) Sales Tax. Lessee shall also pay, along with all rentals due under this Lease, an amount equal to any tax on the rentals now or hereafter imposed by any lawful authority.

           (d) Payment Conditions. Except as herein expressly provided to the contrary in this Lease, all rent payments due under this Lease shall be payable in legal tender of the United States of America on the first day of each month during the


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

           term of this Lease, in advance, without set-off or deduction.

           Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth day of the month for which rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month next following the month in which Lessee was invoiced, a service charge of five percent (5%) of such past due amounts shall become due and payable in addition to such other amounts owed under this Lease.

4. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, mortgage, pledge, or encumber this Lease, or permit all or any part of the Premises to be subleased without the prior written consent of Lessor and Lessor's mortgagee, if any, which consent shall not be unreasonably withheld or delayed. Any transfer of this Lease by merger, consolidation, reorganization, or liquidation of Lessee, or by operation of law, or change in ownership of or power to vote the majority of the outstanding voting stock of a corporate Lessee, or by change in ownership of a controlling partnership interest in a partnership Lessee, shall constitute an assignment for the purposes of this paragraph. Notwithstanding the foregoing, Lessee shall have the right to assign or sublease part or all of the Premises to any of its subsidiaries, affiliates or any parent corporation of Lessee with prior written notice to Lessor, provided that: (i) Lessee continues to be primarily liable on its obligations as set forth herein; (ii) any such assignee or sublessee shall assume and be bound by all covenants and obligations of Lessee herewith;
(iii) the proposed assignee or sublessee is, in Lessor's good faith judgement, compatible with other tenants in the Building and seeks to use the Premises only for the Permitted Lessee and for a use that is not prohibited under the terms of a lease with another tenant in the Building; and (iv) such use would not result in a material change in the number of personnel working in, or members of the general public visiting, the Premises.

           In addition to other reasonable bases, Lessee hereby agrees that Lessor shall be deemed to be reasonable in withholding its consent, if: (a) such proposed assignment or sublease is for a term less than the whole of the remaining Lease term; or (b) Lessee is in default under any of the terms, covenants, conditions, provisions and agreements of this lease at the time of request for consent or on the effective date of such subletting or assignment; or (c) the proposed subtenant or assignee is, in Lessor's good faith judgement, incompatible with other tenants in the Building, or seeks to use any portion of the Premises for a use not consistent with other uses in the Building, or is financially incapable of assuming the obligations of this Lease; or (d) the proposed assignee or sublessee or its business is subject to compliance with additional requirements of the law (including related regulation) commonly known as the "Americans With Disabilities Act" beyond those requirements which are applicable to the Lessee, unless the proposed assignee or sublessee shall (i) first deliver plans and specifications for complying with such additional requirements and obtain Lessor's consent thereto, and (ii) comply with all Lessor's conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements by and at the sole cost and expense of Lessee or its sublessee or assignee. Lessee shall submit to Lessor the name of the proposed assignee or subtenant, the terms of the proposed assignment or subletting, the nature of the proposed subtenant's or assignee's business and such information as to the assignee's or subtenant's financial responsibility and general reputation as Lessor may reasonably require.

           No subletting or assignment, even with the consent of Lessor, shall relieve Lessee of its primary obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder. The acceptance of Rent by Lessor from any other person or entity shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any assignment, subletting or other transfer, or a novation. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or transfer.

           In lieu of giving any consent to a sublease or an assignment of all the Premises, Lessor may, at Lessor's option, elect to terminate this Lease. In the case of a proposed subletting of a portion of the Premises, Lessor may, at Lessor's option, elect to terminate the Lease with respect to that portion of the Premises being proposed for subletting. The effective date of any such termination shall be thirty (30) days after the proposed effective date of any proposed assignment or subletting.

           One-half of any proceeds in excess of Lessee's Base Rent and Lessee's pro rata share of operating expenses which is received by Lessee pursuant to an assignment or subletting consented to by Lessor, less reasonable brokerage commissions actually paid by Lessee, and less other reasonable costs incurred by Lessee in connection with making the space available for lease, shall be remitted to Lessor as additional Rent within ten (10) days of receipt by Lessee. For purposes of this Paragraph, all money or value in whatever form received by Lessee from or on account of any party as consideration for an assignment or subletting shall be deemed to be proceeds received by Lessee pursuant to an assignment or subletting.

5. USE. Lessee covenants that during the term of this Lease, the Premises shall be used and occupied only as a general office for medical research, product development, and production and for no other purpose or purposes without the prior written consent of Landlord. Lessee agrees to cause the Premises to be operated for such use during the entire term of this Lease, unless prevented from doing so by causes beyond Lessee's control, and to conduct its business at all times in a reputable manner. In no event shall Lessee conduct its business in any manner that would be objectionable or unsuitable for the general business reputation and standards of the Property or in conflict with the restrictions of record from time to time affecting the Property, and Lessor shall have the authority to prescribe such additional rules (or to modify or rescind rules in existence from time to time) governing the conduct of business on the Property, as Lessor, in its sole discretion, shall deem necessary to insure that such standards are observed.


6. CARE OF PREMISES. Lessee shall not perform any acts or carry on any practices which may injure the Premises or be a nuisance or menace to other occupants of the Property. Lessee shall keep the Premises clean and free from rubbish, vermin and dirt at all times, and shall store all trash and garbage within the Premises and arrange for the regular pickup of such trash and garbage at Lessee's expense. Lessee shall not burn any trash or garbage of any kind in or about the Premises.

           Lessee shall not keep, store, or display any items or inventory on or otherwise obstruct the exterior area adjacent to the Premises without the written consent of Lessor. Lessee shall not use, or permit the use of, any portion of the Premises for any unlawful purpose or purposes. Lessee shall not make any structural changes in the Premises without Lessor's prior written consent, which consent shall be subject to such conditions as Lessor, in its sole discretion, may impose.

7. MAINTENANCE. Lessor shall maintain the foundation, outer walls, and roof of the Building in good condition and repair, except that Landlord shall not be required to make any repairs occasioned by the negligent act or omission of Lessee or Lessee's agents or employees. Lessee shall make all repairs and replacements to the Premises not expressly assumed by Lessor under this Lease, and shall keep all portions of the Premises, including, without limitation, the interior of the Premises and the wiring and plumbing systems and conduits, exterior doors, windows and window frames, in good order, condition, and repair during the entire term of this Lease, and shall also keep the Premises in a clean, sanitary, and safe condition in accordance with Law and in accordance with all directives, rules, and regulations of governmental agencies having jurisdiction over the Premises or Lessee's use thereof.

           Notwithstanding anything contained herein to the contrary, Lessee shall, at its sole cost and expense, maintain and keep the heating, ventilating and air conditioning systems, apparatus and equipment (the "HVAC Systems") in good condition and repair during the entire term of this Lease. Within thirty (30) days of the date Lessee takes possession of the Premises, Lessee shall enter into a maintenance contract, requiring at least bimonthly service with a reputable and licensed full service HVAC maintenance firm, for the routine maintenance and servicing of the HVAC Systems. Lessee shall furnish Lessor with a copy of the then current maintenance contract. Lessor shall have the specific right to annually inspect, or have inspected, the HVAC equipment, and if in Lessor's reasonable judgment such equipment is not being properly maintained, Lessor shall have the right to give notice to Lessee of such, and Lessor may, at the expense of the Lessee, undertake to make such repairs as are necessary to put the HVAC equipment in good condition.

8. ALTERATIONS AND IMPROVEMENTS. Lessee shall not make, or allow to be made, any alterations or physical additions in or to the leased Premises without first obtaining the written consent of Lessor. Any alterations, physical additions, or improvements to the leased Premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease. Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the leased Premises to the condition existing prior to the time Lessee took possession, all costs of such removal and/or alterations to be borne by Lessee. This clause shall not apply to movable equipment or furniture owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture is not then subject to any other rights, liens, and interests of Lessor.

9. UTILITIES. Lessee agrees to pay promptly, before delinquency, all charges for electricity, telephone, janitorial services, and for all other utilities and services supplied to the Premises, whether determined by meter or otherwise. If such charges are not so paid, they shall be added to the next or any subsequent month's rent thereafter to become due, if Lessor elects, and be collectable as rent.

10. ASSUMPTION OF RISK-INDEMNITY-LIABILITY INSURANCE. Lessor shall not be liable to Lessee or Lessee's customers, licensees, agents, invitees, or employees, or to any other person on the Premises for any injury or damages to its, his, or their persons or property by any cause whatsoever, including, but not limited to, acts or omissions of any other occupant of the Property, construction defects, water, rain, stoppage, or leaks of gas, or other defect in, on, or about the Premises, unless such injury is due to Lessor's negligence. Lessee covenants and agrees to indemnify and save Lessor harmless from and against any and all claims for damage or injuries to Property and/or for any personal injury or loss of life in, upon, or about the Premises or on the Common Areas immediately adjacent to the Premises, arising for any reason whatsoever during the term of this Lease, except such as may be the result of the negligence or continuing default of Lessor, or Lessor's agents, employees, or contractors.

           Lessee covenants and agrees to provide on or before the Commencement Date and keep in force during the term of this Lease, a commercial liability policy of insurance, insuring Lessor and Lessee (and naming them both in the policy) against any liability whatsoever occasioned by accident on or about the Premises, or any appurtenances thereto. Such policy shall be written by a good and solvent insurance company in the amount of One Million Dollars ($1,000,000.00) combined single limit coverage. The original policy or a certificate thereof, together with evidence of payment therefor, shall be delivered to Lessor at least ten (10) days prior to the Commencement Date. Lessee shall renew such policy not less than thirty (30) days prior to its Expiration Date, from time to time, and furnish such renewals and evidence of payment therefor to Lessor. Such policy or certificates shall contain a provision that the insurer will not cancel the policy without giving Lessor ten (10) days' written notice.

11. CASUALTY INSURANCE. Lessor shall, at all times during the term of this Lease, maintain a policy or policies of insurance issued by a reputable insurance company, insuring the Building against loss or damage by fire, explosion, or other hazards and contingencies for the full insurable value thereof; provided, that Lessor shall not be obligated to insure any furniture, equipment, machinery, goods, or supplies not covered by this Lease which Lessee may bring or obtain upon the leased Premises, or any additional improvements which Lessee may construct thereon. If the annual premiums charged Lessor for such casualty insurance exceed the standard premium rates because the nature of Lessee's operation results in extrahazardous exposure, then Lessee shall, upon receipt of appropriate premium invoices, reimburse Lessor for such increases in such premiums.

12. LESSOR'S RIGHT OF ENTRY. Lessor shall have the right, at all reasonable hours, to enter the leased Premises for the following reasons: inspection, cleaning, or making repairs, making alterations or additions, as Lessor may deem necessary or desirable; determining Lessee's use of the leased Premises, or determining if an act of default under this Lease has occurred.

13. RIGHTS OF MORTGAGEE. Lessee accepts this Lease subject and subordinate to any recorded mortgage, deed of trust and other lien presently existing upon the leased Premises. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any mortgage, deed of trust, or other lien hereafter placed on the leased Premises, and Lessee agrees, upon demand, to execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage on the leased Premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") under the terms, covenants, and conditions of this Lease for the balance of the terms remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and Lessee agrees to attorn to the Purchaser, including the mortgagee under any such mortgage, if it be the Purchaser, as its Lessor, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Lessor under this Lease. The respective rights and obligations of Lessee and the Purchaser, upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions or renewals, shall be and are the same as those set forth in this Lease. In the event that Lessor shall default in the performance of the terms and provisions of this Lease, Lessee hereby agrees to give Lessor's Mortgagee, by registered mail, a copy of any notice of default served upon the Lessor, provided that prior to such notice Lessee has been notified in writing, (by way of notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional sixty (60) days within which to cure such default, or, if such default cannot be cured within that time, then such additional time is may be necessary to cure such default provided said Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to commencement of foreclosure proceedings, if necessary to effect such cure). Lessee hereby agrees that it shall not terminate this Lease while such remedies are being so diligently pursued by Lessor's Mortgagee.

14. ESTOPPEL CERTIFICATES. Lessee agrees to furnish promptly, from time to time, upon request of Lessor or Lessor's mortgagee, a statement certifying that Lessee is in possession of the Premises; the Premises are acceptable; the Lease is in force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not paid and will not be paid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee or assignee.

15. QUIET ENJOYMENT. Lessor warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Lessee, upon payment of the required rents and performing the terms, conditions, covenants, and agreements contained in this Lease, shall peaceably and quietly have, hold, and enjoy the leased Premises during the full term of this Lease, as well as any extension or renewal thereof.

16. COMPLIANCE WITH LAW. Lessee shall comply with all laws, ordinances, orders, rules, and regulations (State, Federal, Municipal, and other agencies or bodies having any jurisdiction thereof) relating to the use, condition, or occupancy of the leased Premises.

17. HOLDING OVER. In the event of holding over by Lessee, after the expiration or termination of this Lease, such hold over shall be as a tenant at will, and all terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor, as rental for the period of such hold over, an amount equal to twice the rent which would have been payable by Lessee had such hold over period been a part of the original term of this Lease, and Lessee will vacate said Premises and deliver the same to Lessor upon Lessee's receipt of notice from Lessor to vacate said Premises. The rental payable during such hold over period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as herein provided.

18. CONDEMNATION. If the whole or any part of the Premises shall be taken by any public authority under the power of eminent domain, or be conveyed by deed in lieu of condemnation, then the term of this Lease shall cease on the part so taken from the day possession of the portion of the Premises so taken is required by the condemning authority. If the part so taken shall destroy the usefulness of the Premises for Lessee's business purposes, then Lessee shall have the right either to terminate this Lease as of such date or to continue in the possession of the remainder of the Premises under the terms herein provided, except that the then current monthly Base Rent shall be reduced in proportion to the amount of the Premises taken. If Lessee shall fail to terminate this Lease within thirty (30) days after its receipt of notice of the taking, Lessee's failure shall be regarded as a waiver of its right to cancel, whereupon this Lease shall continue for the then balance of the term. If Lessee exercises its right to cancel, all advance rent paid by Lessee shall be adjusted to the date of termination. If Lessee fails to exercise its right to cancel, Lessor shall, at its own cost and expense (but only to the extent of the condemnation proceeds paid to Lessor as compensation for the portion of the Premises so taken), make repairs made necessary due to the partial taking.

           The parties agree that, except as expressly noted in the preceding paragraph, Lessee shall not be entitled to any damages or compensation by reason of the taking of its leasehold or any portion thereof, and Lessor shall be entitled to all compensation paid by the condemning authority.

19. DAMAGES OR DESTRUCTION. In the event the Premises are damaged by fire, explosion, or other casualty, Lessor shall commence the repair, restoration, or rebuilding thereof, within ninety (90) days of such damage, after first notifying the Lessee within thirty (30) days of such intent. If the casualty or the repair, restoration, or rebuilding caused thereby shall render the Premises untenantable, in whole or in part, an equitable abatement in rent shall be allowed from the date when the damage occurred until the date when the Premises are again fit for occupancy by Lessee. If such a fire, explosion, or other casualty damages the building in which the Premises are located to the extent of fifty percent (50%) or more thereof, Lessor may, in lieu of repairing, restoring, or rebuilding the same, terminate this Lease within sixty (60) days after occurrence of the event causing the damage. In such event, the obligation of Lessee to pay rent and other charges hereunder, shall end as the date when the occupancy ceased. In the event Lessor's fire and extended coverage insurance provides for a "deductible" and a loss occurs which is the kind of risk otherwise insured under the policy, and such loss is the result of the Lessee's or its agents, employees, or contractors negligence, act or omission, then Lessee shall pay to Lessor, promptly upon being billed therefor the lesser of the (a) the amount of the loss or (b) the amount of the deductible.

20. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Lessee under this Lease:

           (a) Lessee shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Lessor required herein when due.

           (b) Lessee shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors;

           (c) Lessee shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar Law or Statute of the United States or any State thereof, or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder;

           (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Lessee;

           (e) Lessee shall desert or vacate any substantial portion of the Premises;

           (f) Lessee shall fail to comply with any term, provision, or covenant of this Lease (including the rules and regulations of the Building), other than the foregoing in this Section 20, and shall not cure such failure within thirty (30) days after written notice thereof to Lessee; or

           (g) There shall occur, during any twelve-month period during the term of this Lease, more than two events of default, as specified in subsections (a) through (e) above regardless of whether such defaults have been cured by Lessee within the allowed grace periods.

21. REMEDIES. Upon the occurrence of any such events of default described in
Section 20 hereof, Lessor shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever:

           (a) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises, and expel or remove Lessee and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Lessee agrees to pay to Lessor, on demand, the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise;

           (b) Enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor; and Lessee agrees to pay to the Lessor, on demand, any deficiency that may arise by reason of such reletting, including without limitation, costs incurred for space planning, rent concessions, remodeling and tenant improvements, advertising, and leasing commissions. In the event Lessor is successful in reletting the Premises at a rental in excess of that agreed to be paid by Lessee, pursuant to the terms of this Lease, Lessor and Lessee each mutually agree that Lessee shall not be entitled, under any circumstances, to such excess rental, and Lessee does hereby specifically waive any claim to such excess rental;

           (c) Enter upon the Premises without being liable for prosecution or any claim for damages therefor, and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor, on demand, for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease; and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action, whether caused by the negligence of Lessor or otherwise;

           (d) Lessee covenants and agrees that Lessee will pay, in addition to the rentals and other sums agreed to be paid hereunder, all sums and expenses incurred by Lessor in enforcing, defending, or interpreting Lessor's rights under this Lease, including without limitation, all court costs, all attorneys' fees (whether incurred out of court, in the trail court, on appeal, or in bankruptcy proceedings), and all collection costs and fees charged by third parties in connection with Lessor's enforcement of Lessor's rights hereunder.

22. WAIVER OF DEFAULT OR REMEDY. Failure of Lessor to declare an event of default, immediately upon its occurrence or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Paragraph 21 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by Law, nor shall pursuit of any remedy provided constitute a forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions, or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions, and covenants contained in this Lease.

23. Intentionally omitted.

24. SECURITY DEPOSIT. Lessee, contemporaneously, with the execution of this Lease, has deposited with Lessor the sum of Two Thousand Six Hundred Eighteen and 50/00 Dollars ($2,618.50), receipt of which is hereby acknowledged by Lessor as security for the full and faithful performance by Lessee of all the terms, covenants, and conditions of this Lease upon Lessee's part to be performed, which sum shall be returned to Lessee after the time fixed as the expiration of the term hereof, provided Lessee has fully and faithfully carried out all of the terms, covenants, and conditions on Lessee's part to be performed. Lessor shall have the right, but not the obligation, to apply any part of the deposit to cure any default of Lessee, and if Lessor does so, Lessee shall, upon demand, deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this Lease. Lessee's failure to pay to Lessor a sufficient amount to restore the security deposit to the original sum deposited, within five (5) days after receipt of demand therefor, shall constitute a default under this Lease. No interest shall be paid by Lessor to Lessee on such security deposit. Should Lessee comply with all of the terms, covenants, and conditions of this Lease and promptly pay all of the rent due hereunder, as it falls due, and all other sums payable by Lessee to Lessor hereunder, the deposit shall be returned in full to tenant at the end of the term of this Lease or at the earliest termination of this Lease.

           In the event of a sale of the Premises or the Property, Lessor shall have the right to transfer the security deposit to the vendee, and Lessor shall be released from all further liability for the return of such security deposit. Lessee agrees to look solely to the new Lessor for the return of the security deposit. The provisions of this Paragraph shall apply to every transfer or assignment made of the security deposit to a new Lessor. The security deposit under this Lease shall not be mortgaged, assigned, or encumbered by the Lessee without the written consent of Lessor and may be commingled with other funds of Lessor.

25. SURRENDER. Upon the termination of this Lease, whether by forfeiture, lapse of time, or otherwise, or upon the termination of Lessee's right to possession of the Premises, Lessee will, at once, surrender and deliver up the Premises, together with all improvements thereon, to Lessor in good condition and repair, ordinary wear and tear accepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment, and other articles of personal property used in the operation of the Premises (as distinguished from operations, incident to the business of Lessee, articles of personal property incident to Lessee's business are hereinafter referred to as "Trade Fixtures"). All additional hardware, non-Trade Fixtures, and all improvements, temporary or permanent, in or upon the premises placed there by Lessee, shall become Lessor's property and shall remain upon the Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Lessee, unless Lessor requests their removal in writing at or before the time of such termination of this Lease. If Lessor so requests removal of said additions, hardware, non-Trade Fixtures, and improvements, and Lessee does not make such removal at said termination of this Lease, or within ten (10) days after such request, whichever is later, Lessor may remove and deliver the same to any other place of business of Lessee or warehouse the same, and Lessee shall pay the cost of such removal, delivery, and warehousing to Lessor on demand. Lessee may remove Trade Fixtures upon the termination of this Lease provided, however, that Lessee shall repair any injury or damage to the Premises which may result from such removals.

26. RELOCATION. In the event Lessor determines, at its sole discretion, to utilize the Premises for other purposes during the term of this Lease, Lessee hereby agrees to promptly relocate to other space in the Building or to another building in the Breckenridge Park controlled by Lessor or its affiliate so designated by Lessor, provided such other space is of comparable size as the Premises and is approved by Lessee in its sole reasonable judgement, which approval must be granted or withheld in writing within ten
(10) days of receipt of notice to Lessee, failing which Lessee's approval of this relocation shall be deemed granted. Lessor shall pay all out-of-pocket expenses of any such relocation, including the expenses of reprinting stationery, moving and reconstruction of all Lessee furnished and Lessor furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location as set forth in Paragraph 1 of this Lease.

27. SIGNS. Lessee, at Lessee's cost and expense, shall have the right to install and maintain a sign on the Premises, subject to the previous written approval of Lessor as to dimensions, materials, location and design, and subject to such standards as Lessor shall establish for all signs on the Property. Lessor shall provide, at the Lessee's expense, the metal base, upon which the aforementioned sign shall be affixed.

28. LESSOR'S LIMITED LIABILITY. The liability of Lessor to Lessee for any default by Lessor under the terms of this Lease shall be expressly limited to the interest of Lessor in the Premises and the Property, and Lessee agrees to look solely to Lessor's interest in the Premises and Property for the recovery of any judgment or deficiency. Lessee hereby acknowledges and agrees that Lessor shall have no personal liability for the default of its obligations under this Lease.

29. LIENS AND ENCUMBRANCES. Lessee shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Lessor in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Lessee, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Lessee by this instrument.

           Lessee covenants and agrees that it will pay, or cause to be paid, all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is, or can be validly and legally asserted against its leasehold interest in the Premises, or the improvements thereon, and that it will save and hold Lessor harmless from any and all loss, cost, or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title, and interest of the Lessor in the Premises under the terms of this Lease.

30. INTEREST. Monies owed by one party to the other shall, after due date, bear interest at the maximum legal rate.

31. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations, and other requirements, with reference to the sending, mailing, or delivery of any notice, or the making of any payment by Lessor to Lessee, or with reference to the sending, mailing or delivery of any notice, or the making of any payment by Lessee to Lessor, shall be deemed to be complied with, when, and if the following steps are taken:

           (a) All rent and other payments required to be made by Lessee to Lessor hereunder, shall be payable to Lessor at the address hereinbelow set forth, or at such other address as Lessor may specify from time to time, by written notice delivered in accordance herewith. Lessee's obligation to pay rent and any other amounts to Lessor under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Lessor;

           (b) All payments required to be made by Lessor to Lessee hereunder shall be payable to Lessee at the address hereinbelow set forth, or at such other address within the continental United States as Lessee may specify from time to time, by written notice delivered in accordance herewith;

           (c) Any notice or document required or permitted to be delivered hereunder, shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, or deposited with a reputable express courier service addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice, delivered in accordance herewith:

           LESSOR

           Connecticut General Life Insurance Company
           c/o Cigna Investments, Inc.
           900 Cottage Grove Road
           Bloomfield, Connecticut   06002

           With a copy to:

           Crocker Realty Trust
           433 Plaza Real, Suite 335
           Boca Raton, Florida 33432

           LESSEE

           Attn: Lon Bohannon
           Neogen Corporation
           620 Lesher Place
           Lansing, MI 48912

                     If and when included within the term "Lessor", as used in this instrument, there is more than one person, firm, or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Lessor; if and when included within the term "Lessee", as used in this instrument, there is more than one person, firm, or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Lessee. All parties included within the terms "Lessor" and "Lessee", respectively, shall be bound by notices given in accordance with the provisions of this Paragraph to the same effect as if each had receive such notice.

32. RIGHTS RESERVED TO LESSOR. Without limiting any other rights reserved or available to Lessor under this Lease, at law or in equity, Lessor, on behalf of itself and its agents, reserves the following rights to be exercised at Lessor's election:

           (a) To change the street address of the Premises;

           (b) To show the Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of Lease term, to persons wishing to rent the

           Premises;

           (c) To place and maintain "For Rent" signs on the Property and on the exterior of the Building of which the Premises are a part;

           (d) During the last ninety (90) days of the Lease term, if during or prior to that time, Lessee vacates the Premises to decorate, remodel, repair, alter, or otherwise prepare the Premises for new occupancy, and;

           (e) Lessor may enter upon the Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved without being deemed guilty of any eviction or disturbance of Lessee's use or possession of the Premises, and without being liable in any manner to Lessee.

33. CONSTRUCTION OF LEASE. The section headings used herein are for convenience and reference only. This Lease shall be interpreted and governed by the Laws of the State of Florida.

34. BINDING EFFECT. Each and all of the covenants, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, respectively, and their heirs, personal representatives, successors and assigns, except that the right of Lessee to assign or sublease Lessee's interest under this Lease is, and shall be, subject to the written consent of Lessor as provided above, which provision is not intended to be waived, qualified, or altered in any manner whatsoever by this clause or any other clause in this Lease referring to "assigns".

35.        MISCELLANEOUS.

           (a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

           (b) This Lease may not be altered, changed, or amended except by an instrument in writing signed by both parties hereto.

           (c) If any clause or provision of this Lease is illegal, invalid, or unenforceable under the present or future laws effective during the term of this Lease, then, and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract, a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

36. ATTORNEY'S FEES. In the event that either party defaults in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease, and the aggrieved party places the enforcement of this Lease, or any part thereof, or the collection of any rent or other sum due, or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney or files suit upon the same, the defaulting party agrees to pay the prevailing party's reasonable attorney's fees and all costs and expenses, and payment of the same shall be secured in like manner as is herein provided, as to security for rent.

37. LEASING COMMISSION. Lessor and Lessee hereby acknowledge that Lessor is being represented by Crocker & Associates, L.P., and Lessee is not being represented by a broker in connection with the negotiation of the terms and conditions of this Lease Agreement. Lessor acknowledges that it shall be responsible for paying to Crocker & Associates, L.P. a leasing commission pursuant to a separate Commission Agreement between such parties and which commission shall be the sole commission due to Crocker & Associates, L.P. Lessor and Lessee hereby agree to indemnify each other from and against any claims for commissions by parties or brokers other than Crocker & Associates, L.P. and/or such parties as may be claiming a commission or other compensation by, through or under the indemnifying party.

38. NO MERGER. The voluntary or other surrender of this Lease by Lessee for the cancellation of this Lease by mutual agreement of Lessee and Lessor or the termination of this Lease on account of Lessee's default, will not constitute a merger, and will, at Lessor's option (a) terminate all or any subleases and subtenancies, or (b) operate as an assignment to Lessor of all or any subleases or subtenancies. Lessor's option under this Paragraph 38 will be exercised by written notice to Lessee and all known sublessee's or subtenants in the Premises or any part of the Premises.

39. HAZARDOUS MATERIALS. Lessee hereby agrees that it will not cause or permit the storage, use, generation or disposition of any Hazardous Materials (as defined below) in, on, or about the Premises or the Property, by Lessee, its agents, employees or contractors. Lessee will not permit the Premises to be used or operated in a manner that may cause the Premises or the Property to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws. Lessee will immediately advise Lessor in writing of (i) any and all enforcement, cleanup, remedial, removal, or any other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises, and (ii) all claims made or threatened by any third party Lessee, Lessor or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials on or about the Premises. Without Lessor's prior written consent, Lessee will not take any remedial action or enter into any agreements for settlements in response to the presence of any Hazardous Materials in, on or about the Premises.

           Lessee will be solely responsible for and will defend, indemnify and hold Lessor, its agent and employees harmless from and against any and all claims, costs and liabilities, including attorneys fees and costs, arising out of or in connection with Lessee's breach of its obligations in this Paragraph 39. Lessee will be solely responsible for and will defend, indemnify, and hold Lessor, its agents, and employees, harmless from and against any and all claims, costs, and liabilities, including attorneys fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Property to their condition existing prior to the appearance of Lessee's Hazardous Materials on the Premises. Lessee's obligations under this Paragraph 39 will survive the expiration or other termination of this Lease.

           For the purpose of this Section of the Lease, "Hazardous Materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation substances defined as "Hazardous Substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss. 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree, regulating, relating to or imposing liability or standards of conduct concerning hazardous materials, wastes or substances now or at any time hereinafter in effect (collectively, "Hazardous Materials Laws").

40. RADON DISCLOSURE. Radon is a naturally occurring radioactive gas that, when it has accumulated in a structure in sufficient quantities, may present health risks to persons who are exposed to it. Levels of radon that exceed federal and state guidelines have been found in structures in the State of Florida. Additional information regarding radon and radon testing may be acquired from the county Public Health Unit. Lessor makes no representations to Lessee concerning the presence or absence of radon gas in the Premises or the Building at any time or in any quantity. By executing this Lease, Lessee expressly releases Lessor from any loss, claim, liability or damage now or hereafter arising from or relating to the presence at any time of such substances in the Premises or the Building.

41. TENANT IMPROVEMENTS. Lessor hereby accepts the Premises in its "as is" condition, it being understood that Lessor shall not be required to provide any additional improvements or alterations to the Premises.

42. PARKING. During the term of this Lease, Lessee shall have the nonexclusive use in common with Lessor, other tenants of the Building, their guests and invitees, of the unreserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Lessor. Lessor shall have the right to reserve parking spaces as it elects and condition use thereof on such terms as it elects.

43. THIS LEASE is contingent upon Lessee accepting and executing this Lease Agreement by no later than August 20, 1998, or this Lease shall be null and void.

LESSOR:                                      WITNESS:
Connecticut General Life Insurance
Company
On Behalf of its Separate Account R


BY: _______________________________          ________________________________

                                             ________________________________
ITS: ______________________________          (Print name as signed above)

                                             ________________________________
DATE:______________________________
                                             ________________________________
                                             (Print name as signed above)



LESSEE:                                       WITNESS:
Neogen Corporation
a Michigan corporation


BY: _______________________________          ________________________________

                                             ________________________________
ITS: ______________________________          (Print name as signed above)

                                             ________________________________
DATE:______________________________
                                             ________________________________
                                             (Print name as signed above)

                               LEASE AGREEMENT

                                BY AND BETWEEN
                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                ON BEHALF OF ITS SEPARATE ACCOUNT R ("LESSOR")
                                     AND
                        NEOGEN CORPORATION ("LESSEE")
                      5910 BRECKENRIDGE PARKWAY, SUITE G
                             TAMPA, FLORIDA 33610


                              TABLE OF CONTENTS

SECTION      CAPTION                                                 PAGE
     1.      PREMISES.................................................. 1
     2.      TERM...................................................... 1
     3.      RENT...................................................... 1
     4.      ASSIGNMENT OR SUBLEASE.................................... 4
     5.      USE....................................................... 5
     6.      CARE OF PREMISES.......................................... 6
     7.      MAINTENANCE............................................... 6
     8.      ALTERATIONS AND IMPROVEMENTS.............................. 6
     9.      UTILITIES................................................. 7
    10.      ASSUMPTION OF RISK-INDEMNITY LIABILITY INSURANCE.......... 7
    11.      CASUALTY INSURANCE........................................ 7
    12.      LESSOR'S RIGHT OF ENTRY................................... 8
    13.      RIGHTS OF MORTGAGEE....................................... 8
    14.      ESTOPPEL CERTIFICATES..................................... 8
    15.      QUIET ENJOYMENT........................................... 9
    16.      COMPLIANCE WITH LAW....................................... 9
    17.      HOLDING OVER.............................................. 9
    18.      CONDEMNATION.............................................. 9
    19.      DAMAGES OR DESTRUCTION....................................10
    20.      EVENTS OF DEFAULT.........................................10

    21.      REMEDIES..................................................11
    22.      WAIVER OF DEFAULT OR REMEDY...............................12
    23.      Intentionally Omitted.....................................12
    24.      SECURITY DEPOSIT..........................................12
    25.      SURRENDER.................................................13
    26.      RELOCATION................................................13
    27.      SIGNS.....................................................13
    28.      LESSOR'S LIMITED LIABILITY................................13
    29.      LIENS AND ENCUMBRANCES....................................14
    30.      INTEREST..................................................14
    31.      NOTICES...................................................14
    32.      RIGHTS RESERVED TO LESSOR.................................15
    33.      CONSTRUCTION OF LEASE.....................................16
    34.      BINDING EFFECT............................................16
    35.      MISCELLANEOUS.............................................16
    36.      ATTORNEY'S FEES...........................................17
    37.      LEASING COMMISSION........................................17
    38.      NO MERGER.................................................17
    39.      HAZARDOUS MATERIALS.......................................17
    40.      RADON DISCLOSURE..........................................18
    41.      TENANT IMPROVEMENTS.......................................18
    42.      PARKING...................................................18
    43.      THIS LEASE................................................18
             SIGNATURE PAGE............................................19

             EXHIBITS

    "A"      DEMISED PREMISES